UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 19, 2008

JOHNSON CONTROLS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin		53201-0591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-524-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2008, the Board of Directors of Johnson Controls, Inc. (the "Company") accepted notices of retirement from Mr. John M. Barth and Mr. Richard F. Teerlink. Both retirements will be effective December 31, 2008.

Mr. Barth retired as the Company’s Chairman and Chief Executive Officer in 2007 and declined to stand for reelection at the conclusion of his term on December 31, 2008. Mr. Teerlink’s retirement is in accordance with the Company’s mandatory Director Retirement Policy detailed in the Company’s Corporate Governance Guidelines.

The Board of Directors has not at this time taken formal action to nominate candidates to serve as directors after Messrs. Barth’s and Teerlink’s retirements, but the Corporate Governance Committee is in the process of identifying and qualifying appropriate candidates. Because that process is not complete, the Board also took action at the November 19, 2008 meeting to reduce the size of the Board from 12 to 10 members effective upon these retirements. The Company expects this to be a temporary change.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Johnson Controls, Inc. (the "Company") took action at the November 19, 2008 meeting to amend Article III, Section 1 of the By-Laws of the Company to provide for a range of no less than nine (9) nor more than thirteen (13) members of the Board of Directors, divided into three classes, to consist of three to four members each, depending on the size of the Board of Directors. This change becomes effective upon the retirement of Messrs. Barth and Teerlink on December 31, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

November 24, 2008	By:	R. Bruce McDonald

Name: R. Bruce McDonald
Title: Executive Vice President and Chief Financial Officer